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                                                                    EXHIBIT 99.2
                                                                    ------------

                XO ANNOUNCES EXERCISE OF CONVERTIBLE DEBT OPTION;

          PREVIOUSLY ANNOUNCED FINANCING DEAL NOW TOTALS $517.5 MILLION

Reston, Va. (January 10, 2001) - XO Communications Inc. (NASDAQ:XOXO) announced that the option to purchase an additional $67.5 million of 5.75% convertible subordinated notes, due 2009, has been exercised by the initial purchasers. The option was granted in connection with the previously announced private placement of $450 million of the convertible notes, which is scheduled to close on January 12, 2001. With the exercise of the option the principal amount of the convertible notes to be issued now totals $517.5 million.

The notes are convertible at the option of the holders, prior to maturity or the earlier termination of the conversion rights, into XO common stock at a conversion price of $25.5438 per share (subject to adjustment upon the occurrence of certain events). XO will use the net proceeds it expects to receive to finance the expansion of existing networks and services, develop and acquire additional networks and services, and fund operating losses and working capital.

Neither the convertible subordinated notes, nor XO's common stock issuable upon conversion thereof, have been registered under the Securities Act of 1933, as amended, and neither may be offered or sold in the United States absent an effective registration statement or an applicable exemption from the registration requirements of such act. This press release does not constitute an offer to sell or the solicitation of an offer to buy the convertible subordinated notes or underlying shares of XO's common stock issuable upon conversion of such convertible subordinated notes.



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About XO Communications

XO Communications is one of the world's leading providers of broadband communications services offering local and long distance voice communication services, Digital Subscriber Line (DSL) access, Web hosting and e-commerce service, Virtual Private Networks (VPNs), dedicated access, global transit and application infrastructure services for delivering applications over the Internet or a VPN.

XO has assembled an unrivaled set of facilities-based broadband networks and Tier One Internet peering relationships that, when complete, will serve much of the United States, Canada and Europe. In the United States, XO has more than 570,000 metro and inter-city fiber miles in operation. The Company is also North America's largest holder of fixed broadband wireless spectrum, with licenses covering 95 percent of the population of the 30 largest U.S. cities and a partnership with licenses covering all of the top cities in Canada. XO has also acquired metro fiber networks and conduits being constructed in Europe that, when complete, will serve the London, Berlin, Dusseldorf, Frankfurt, Hamburg, Munich, Brussels, Amsterdam and Paris markets and an 88,000 fiber-mile pan-European fiber network connecting 21 major European cities and transatlantic capacity that will eventually expand to 10 Gbps.

                                      # # #

The statements contained in this release that are not historical facts are "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements include those describing the closing of the convertible subordinated note financing and XO's planned operations including construction of its networks, expected capital expenditures and matters related to its domestic and European metro, inter-city and transatlantic networks, and future developments related to fiber optic equipment capacity. Management wishes to caution the reader that these forward-looking statements are only predictions and are



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subject to risks and uncertainties and actual results may differ materially from those indicated in the forward-looking statements as a result of a number of factors. These factors include, but are not limited to, the ability of XO to market, sell and provision its services, to design and construct fiber optic networks and, install cable and facilities, including switching electronics, to develop, install and provision fixed wireless equipment, interconnect that equipment with its fiber networks and connect those networks to customers, and developments made by fiber optic equipment vendors. These and other risks and uncertainties to which the XO business is subject are described in XO reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 1999 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

CONTACTS:  Todd Wolfenbarger / media and industry analysts
           703-547-2011 / 703-675-3496 portable

           Lisa Miles / financial analysts
           703-547-2440